Exhibit 10.05
AGREEMENT OF LEASE
This Agreement of Lease (‘Lease’) between the parties set forth below incorporates the Basic Lease Provisions and the General Lease Provisions attached hereto. In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease shall have only the meanings set forth in this Section, unless such meanings are expressly modified, limited or expanded elsewhere herein.
1. BASIC LEASE PROVISIONS

1.	Effective Date	July ___, 2005

2.	Tenant:	Shutterfly, Inc., a Delaware corporation

3.	Landlord:	DCT-CA 2004 RN Portfolio L, LP, a Delaware limited partnership

4.	Premises:	The space in the Building cross-hatched on Exhibit A, containing approximately 9,635 rentable square feet (‘Rentable Area’) (more or less) or area referred herein as Suite 3157.

5.	Building:	That certain approximately 35,960 square foot warehouse building located at 3157-3167 Corporate Avenue, Hayward, California.

6.	Land:	That certain approximately 2.545 acre tract of real property more particularly described on Exhibit B hereto.

7.	Property:	The Land and the Building

8.	Initial Term:	Fourteen (14) months

9.	Estimated Commencement Date (Section 2):	August 1, 2005

10.	Estimated Expiration Date (Section 2):	September 30, 2006

11.	Base Rent (Section 4):

Months:		Monthly rate per Rentable Area:	Monthly rate:
1	through 1 , inclusive	$0.00	$0.00

2	through 14 , inclusive	$0.60	$5,781.00

12.	Installment Payable Upon Execution:	$10,293.00 (Security Deposit 1st months’ Estimated Initial Monthly Expenses)

13.	Tenant’s Pro Rata Share (Section 4):	26.79% (9,635/35,960)

14.	Estimated Initial Monthly Expenses (Section 4):	Taxes = $750, Insurance = $247, CAM = $1,259, Total - $2,256

15.	Security Deposit (Section 26):	$8,037.00 (last month’s Base Rent plus one (1) month’s Estimated Initial Monthly Expenses)

16.	Rent Payment Address:	DCT-CA 2004 RN Portfolio LLP Eden Rock 9 – 3157-67 Corporate Avenue CC# LB20, Dept. 70905 Los Angeles, California 90084-0905

17.	Tenant Improvements:	As is.

18.	Permitted Use of the Premises (Section 3):	General warehouse production and distribution

19.	Tenant’s Business:	General warehouse, production and distribution

20.	Landlord’s Address:	518 17th Street, Suite 1700 Denver, Colorado 80202

	With a copy to:	CB Richard Ellis Attn. Sandra Lund 24301 Southland Drive, Suite 404 Hayward, California

21.	Tenant’s Address:	2800 Bridge Parkway

Redwood City, California 94065

	With a copy to:	Premises

22.	Guarantor:	N/A

	Guarantor’s Address:	N/A

23.	Landlord’s Broker(s) (Section 31):	CB Richard Ellis Attn. Doug Norton 555 12th Street, Suite 900 Oakland, California 94612

24.	Tenant’s Broker:	Attn: Steve Barker Studley Inc. and CBRE 505 Montgomery St. #1200 San Francisco, California 94111

25.	Additional Agreements:	None

LANDLORD:		TENANT:

DCT-CA 2004 RN Portfolio L, LP		Shutterfly, Inc.

By:	DCT-CA 2004 RN Portfolio GP, LLC, a Delaware
limited liability company, its general partner

By:	Dividend Capital Operating Partnership LP, a
Delaware limited partnership, its sole member

By:	Dividend Capital Trust Inc.,
a Maryland corporation, its general partner

By:	/s/ Daryl H. Mechem	By:	/s/ Stephen E. Recht

	Daryl H. Mechem		Stephen E. Recht

	Senior Vice President		Chief Financial Officer

Date:	8/01/05	Date:	7/29/05

Exhibit 10.05
TABLE OF CONTENTS

1.	BASIC LEASE PROVISIONS	1
2.	COMMENCEMENT	4
3.	USE	4
4.	RENT	5
5.	LATE CHARGE	7
6.	UTILITIES	7
7.	LANDLORD’S REPAIRS AND MAINTENANCE	7
8.	TENANT’S REPAIRS AND MAINTENANCE	7
9.	ALTERATIONS	8
10.	DESTRUCTION	8
11.	INSPECTION	9
12.	SIGNS	9
13.	ASSIGNMENT AND SUBLETTING	9
14.	DEFAULT	11
15.	HOLDOVER	13
16.	RIGHT TO CURE TENANT’S DEFAULT	13
17.	HOLD HARMLESS	13
18.	CONDEMNATION	14
19.	INSURANCE	14
20.	MORTGAGES	15
21.	LIENS	15
22.	GOVERNMENT REGULATIONS	15
23.	NOTICES	16
24.	PARKING	16
26.	SECURITY DEPOSIT	16
27.	ESTOPPEL CERTIFICATES	17
28.	CONDITION OF PREMISES	17
29.	SUBSTITUTE PREMISES	17
30.	PERSONAL PROPERTY TAXES	18
31.	BROKERAGE	18
32.	SEVERABILITY	18
33.	HAZARDOUS MATERIALS	18
34.	MISCELLANEOUS	18
EXHIBIT A – PREMISES
EXHIBIT B – LEGAL DESCRIPTION OF PROPERTY
EXHIBIT C – INTENTIONALLY DELETED
EXHIBIT D – RULES AND REGULATIONS
EXHIBIT E – HVAC MAINTENANCE CONTRACT
EXHIBIT F – MOVE-OUT CONDITIONS
EXHIBIT G – RENEWAL OPTION

Exhibit 10.05
GENERAL LEASE PROVISIONS
     2. COMMENCEMENT. Landlord leases to Tenant and Tenant leases from Landlord, for the Lease Term and upon the covenants and conditions set forth in this Lease, the Premises. The Initial Term of this Lease shall be for the period shown in Item 8 of the Basic Lease Provisions (the ‘Lease Term’), commencing on August I, 2005. Unless earlier terminated in accordance with the provisions hereof, the Initial Term of this Lease shall be the period shown in Item 8 of the Basic Lease Provisions. As used herein, ‘Lease Term’ shall mean the Initial Term referred to in Item 8 of the Basic Lease Provisions, subject to any extension of the Initial Term hereof exercised in accordance with the terms and conditions expressly set forth herein. This Lease shall be a binding contractual obligation effective upon execution hereof by Landlord and Tenant, notwithstanding the later commencement of the Initial Term of this Lease. Tenant accepts the Premises in its current ‘AS-IS’, ‘WHERE-IS’ condition and in accordance with the conditions described in Exhibit F and Landlord shall have no obligation to refurbish or otherwise improve the Premises for the Lease Term.
If the facilities providing electrical, plumbing, water and sewer services to the Premises (‘Services’) are not in good working order on the Effective Date, then Landlord, at its sole cost and expense, shall be obligated to make such repairs to the facilities providing the Services to the Premises as are required so that facilities providing Services to the Premises are in good working order. Landlord further agrees that if Tenant notifies Landlord in writing within sixty (60) days following the Effective Date that the facilities providing the Services to the Premises are not in good working order, then Landlord, at its sole expense, shall repair such facilities providing the Services to the Premises within thirty (30) days of such notice, provided that if more than thirty (30) days are needed for such repairs, Landlord shall have such additional time as is necessary to complete such repairs.
     3. USE.
     (a) The Premises shall be used only for the purpose set forth in Item 18 of the Basic Lease Provisions and for reasonable and customary uses ancillary thereto, and shall not be used for any other purpose. Landlord shall have the right to deny its consent to any change in the permitted use of the Premises in its sole and absolute discretion.
     (b) Outside storage including, without limitation, drop shipments, dock storage, trucks and other vehicles, is prohibited without Landlord’s prior written consent. Tenant shall obtain, at Tenant’s sole cost and expense, any and all licenses and permits necessary for Tenant’s contemplated use of the Premises. Tenant shall comply with all existing and future governmental laws, ordinances and regulations applicable to the use of the Premises, as well as all requirements of Landlord’s insurance carrier. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action which would constitute a nuisance or which would disturb or endanger any other tenants of the Property, or unreasonably interfere with such other tenants’ use of their respective space. Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly inflammable.
     (c) If any Legal Requirement shall, by reason of the nature of Tenant’s particular use or occupancy of the Premises (as opposed to laws that generally apply to use of the Premises or Property), impose any duty upon Tenant or Landlord with respect to (i) modification or other maintenance of the Premises or the Property, or (ii) the use, alteration or occupancy thereof, Tenant shall comply with such Legal Requirements at Tenant’s sole cost and expense. Notwithstanding the foregoing, Tenant, at its sole cost and expense, shall be responsible for the Premises complying with all sprinkler and high pile storage Legal Requirements. If the Building (including the Premises) is determined by applicable governmental agencies to not be in compliance with Legal Requirements applicable to the Property as of the Commencement Date, then Landlord shall be fully responsible, at its sole cost and expense (which shall not be included in CAM), for making all alterations and repairs to the Property (including the Premises) required by such governmental agencies so that the Property (including the Premises) complies with all such Legal Requirements. The term ‘Legal Requirements’ shall mean all covenants and restrictions of record (if any), laws, statutes, building and zoning codes, ordinances, and governmental orders, conditions of approval, rules and regulations (including, but not limited to, Title III of the Americans With Disabilities Act of 1990 and all requirements of Title 24 of the State of California Code), as well as the same may be amended and supplemented from time to time, including, without limitation, all Legal Requirements that pertain to the building structure. Notwithstanding the foregoing sentence, if there is a ‘new’ Legal Requirement (a Legal Requirement first enacted or made applicable to the Property after the Commencement Date of this Lease) affecting the Property (including the Premises), which require Landlord to make capital expenditures or repairs to the Property (including the Premises) (a ‘New Legal Requirement’), the annual amortized portion of such capital expenditures or repairs shall be included in CAM which shall be reimbursed by the tenants in the Property over a commercially reasonable period not to exceed 10 years. Subject to applicable New Legal Requirements (including any ‘grandfather’ provisions pertaining thereto), Landlord agrees to maintain the Property (including the Premises) in compliance with all Legal Requirements.
     (d) Tenant shall not at any time use or occupy the Premises in violation of the certificates of occupancy issued for or restrictive covenants pertaining to the Building or the Premises, and in the event that any architectural control committee or department of the State or the city or county in which the Property is located shall at any time contend or declare that the Premises are used or occupied in violation of such certificate or certificates of occupancy or restrictive covenants, Tenant shall, upon five (5) days’ notice from Landlord or any such governmental agency, immediately discontinue such use of the Premises (and otherwise remedy such violation). The failure by Tenant to discontinue such use shall be considered a default under this Lease and Landlord shall have the right to exercise any and all rights and remedies provided herein or by Law. Tenant shall not place weight upon any portion of the Premises exceeding the structural floor load (per square foot of area) which such area was designated (and is permitted by Legal Requirements) to carry or otherwise use any Building system in excess of its capacity or in any other manner which may damage such system or the Building. Tenant shall not create within the Premises a working environment with a density of greater than five (5) persons per 1,000 square feet of rentable area.
     4. RENT. Tenant shall pay the Base Rent (as defined in Item 11 of the Basic Lease Provisions), Additional Rent (hereinafter defined) and any other amounts required to be paid by Tenant to Landlord under this Lease (collectively referred to as ‘Rent’) during the Lease Term, in advance, on the first day of each calendar month, or as otherwise set forth in this Lease, without setoff or deduction, at the address set forth in Item 16 of the Basic Lease Provisions. In the event any Rent is due for a partial calendar month or year, the Rent shall be equitably adjusted to reflect that portion of the Lease Term within such month or year. All accrued Rent shall survive the expiration or earlier termination of the Lease Term. The obligation of Tenant to pay Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. The first full monthly installment of Base Rent (as set forth in Item 12 of the Basic Lease Provisions) shall be payable upon Tenant’s execution of this Lease.
     (a) Base Rent. Tenant shall pay to Landlord, as Base Rent, the sums and amounts set forth in Item 11 of the Basic Lease Provisions.
     (b) Additional Rent. Tenant shall pay to Landlord, as Additional Rent, Tenant’s Pro Rata Share of the Taxes, Insurance and CAM charges (as such terms are hereinafter defined) incurred by Landlord for and on behalf of the Property.
     (i) Taxes. Taxes shall include, without limitation, any tax, assessment (both general and special), trustees’ fee, impositions, license fees, or governmental charge (herein collectively referred to as ‘Tax’) imposed against the Property, or against any of Landlord’s personal property located therein. Taxes, as herein defined, are predicated upon the present system of taxation in the State of California. Therefore, if due to a future change in the method of taxation any rent, franchise, use, profit or other tax shall be levied against Landlord in lieu of any Tax which would otherwise constitute a ‘real estate tax’, such rent, franchise, use, profit or other tax shall be deemed to be a Tax for the purposes herein. In the event Landlord is assessed with a Tax which Landlord, in its sole discretion, deems excessive, Landlord may challenge said Tax or may defer compliance therewith to the extent legally permitted; and, in the event thereof; Tenant shall be liable for Tenant’s Pro Rata Share of all reasonable costs in connection with such challenge. The estimated monthly amount of Tenant’s Pro Rata Share of Taxes is set forth in Item 14 of the Basic Lease Provisions, which amount is subject to increase as provided for herein.
     (ii) Insurance. Insurance shall include, without limitation, premiums for liability, property damage, fire, workers compensation, rent and any and all other insurance (herein collectively referred to as ‘Insurance’) which Landlord deems necessary to carry on, for, or in connection with Landlord’s operation of the Property. In addition thereto, in the event Tenant’s use of the Premises shall result in an increase of any of Landlord’s Insurance premiums, Tenant shall pay to Landlord, upon demand, as Additional Rent, an amount equal to such increase in

Insurance. Such payments of Insurance shall be in addition to all premiums of insurance which Tenant is required to carry pursuant to Paragraph 19 of this Lease. The estimated monthly amount of Tenant’s Pro Rata Share of Insurance is set forth in Item 14 of the Basic Lease Provisions, which amount is subject to increase as provided for herein.
     (iii) Common Area Maintenance. Common area maintenance charges (hereinafter referred to as ‘CAM’) shall mean any and all costs, expenses and obligations incurred by Landlord in connection with the operation, ownership, management, and repair if necessary, of the Building and the Property, including, without limitation, the following: the maintenance, repair and replacement, if necessary, of the downspouts, gutters and the non-structural portions of the roof; the paving of all parking facilities, access roads, driveways, truck ways, sidewalks and passageways; loading docks and access ramps, trunk-line plumbing (as opposed to branch-line plumbing); common utilities and exterior lighting; landscaping; snow removal; fire protection; exterior painting and interior painting of the common areas of the Property; management fees; additions or alterations made by Landlord to the Property or the Building in order to comply with Legal Requirements (other than those expressly required herein to be made by Tenant) or that are appropriate to the continued operation of the Property or the Building as a bulk warehouse facility in the market area, provided that the cost of additions or alterations that are required to be capitalized for federal income tax purposes shall be amortized on a straight line basis over a period equal to the lesser of the useful life thereof for federal income tax purposes or 10 years; and all other expenses incurred by Landlord for or on behalf of the Property, and all other similar maintenance and repair expenses incurred by Landlord for or on behalf of the Property. Additionally, CAM does not include costs, expenses, depreciation or amortization for capital repairs and capital replacements required to be made by Landlord under Paragraph 7 of this Lease, debt service under mortgages or ground rent under ground leases, costs of restoration to the extent of net insurance proceeds received by Landlord with respect thereto, leasing commissions, or the costs of renovating space for tenants. The estimated monthly amount of Tenant’s Pro Rata Share of CAM is set forth in Item 14 of the Basic Lease Provisions, which amount is subject to increase as provided for herein.
     (iv) Payment of Additional Rent. Landlord shall have the right to invoice Tenant monthly, quarterly, or otherwise from time to time, for Tenant’s Pro Rata Share of the actual Taxes, Insurance and CAM expenses payable by Tenant under this Lease; and Tenant shall pay to Landlord, as Additional Rent, those amounts for which Tenant is invoiced within thirty (30) days after receipt of said invoice.
     Alternatively, at Landlord’s election, Landlord shall have the right to invoice Tenant monthly for Tenant’s Pro Rata Share of such Taxes, Insurance and CAM expenses, as reasonably estimated by Landlord. Any monies paid in advance to Landlord by Tenant shall not accrue interest thereon. At the end of each calendar year or property fiscal year, Landlord shall deliver a statement to Tenant setting forth the difference between Tenant’s actual Pro Rata Share of Taxes, Insurance and/or CAM expenses and the total amount of monthly payments, paid by Tenant to Landlord. Tenant shall thereafter pay to Landlord the full amount of any difference between Tenant’s actual obligation over the total amount of Tenant’s estimated payments, within thirty (30) days after receipt of said statement; conversely, in the event Tenant’s estimated payments exceed Tenant’s actual obligation, Landlord shall either refund the overpayment to Tenant or credit said overpayment against Tenant’s monthly obligation in the forthcoming year.
     For purposes of this Lease, Tenant’s Pro Rata Share is hereinafter defined as a fraction, the numerator of which shall be the square footage of the Premises, and the denominator of which shall be the square footage of the rentable area of the Property, which Pro Rata Share is hereby agreed to be as set forth in Item 13 of the Basic Lease Provisions. In the event this Lease expires on a date other than the end of a billing period, Tenant’s obligation with respect to any amounts owed to Landlord shall survive the expiration of the Lease Term, and shall be invoiced to Tenant when the same have been accurately determined or, at Landlord’s option, such amounts shall be reasonably estimated by Landlord to reflect the period of time the Lease was in effect during such billing period.
     Landlord shall maintain complete and accurate records of all Taxes, Insurance and CAM expenses incurred in connection with the Property. Tenant shall have the right to inspect such records at Tenant’s sole cost and expense, at the office of Landlord’s managing agent during said agent’s normal business hours, upon five (5) days prior written notice. Landlord shall not be obligated to provide Tenant with detailed summaries or receipts for any expenses incurred by or on behalf of the Property; but Landlord shall provide Tenant with one or more statements setting forth such expenses, categorized by class and amount. Notwithstanding the aforesaid, unless Tenant asserts specific errors within ninety (90) days after receipt of any invoice, or year-end statement, it shall be deemed that said invoice, or year-end statement, is correct.
     The terms and provisions of this Article 4 shall survive the expiration or earlier termination of this Lease.
     5. LATE CHARGE. In the event Tenant is late in the payment of any Rent or other charge due Landlord, Tenant shall be assessed a late charge for Landlord’s increased administrative expenses, which late charge shall be equal to five percent (5%), per month, of all outstanding amounts owed Landlord.
     6. UTILITIES. Landlord agrees to supply water, gas, electricity and sewer connections to the Premises. Tenant shall pay for all gas, electricity, water and sewer used by Tenant within the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto, and Tenant shall be liable for all maintenance and equipment with respect to the continued operation thereof including, without limitation, all electric light bulbs and tubes. In no event shall Landlord be liable for any interruption or failure of any utility servicing the Property. Landlord may cause at Tenant’s expenses any utilities used by Tenant to be separately metered or charged directly to Tenant by the provider.
     7. LANDLORD’S REPAIRS AND MAINTENANCE. Landlord, at Landlord’s sole cost and expense, shall maintain, repair and replace, if necessary, the foundation, the structural portions of the roof and the exterior walls. Notwithstanding the aforesaid, in the event any such maintenance or repairs are caused by the negligence of Tenant or Tenant’s employees, agents or invitees, Tenant shall reimburse to Landlord, as Additional Rent, the cost of all such maintenance and repairs within thirty (30) days after receipt of Landlord’s invoice for same. For purposes of this Paragraph, the term ‘exterior walls’ shall not include windows, plate glass, office doors, dock doors, dock bumpers, office entries, or any exterior improvement made by Tenant. Landlord reserves the right to designate all sources of services in connection with Landlord’s obligations under this Lease. Tenant hereby expressly waives all rights to make repairs at the expense of Landlord or to terminate this Lease, as provided for in California Civil Code Sections 1941 and 1942, and 1932(1), respectively, and any similar or successor statute or law in effect or any amendment thereof during the Lease Term.
     8. TENANT’S REPAIRS AND MAINTENANCE. Tenant, at Tenant’s sole cost and expense, shall at all times during the Lease Term and in accordance with all Legal Requirements, maintain, service, repair and replace, if necessary, and keep in good condition and repair all portions of the Premises which are not expressly the responsibility of Landlord (as set forth in Paragraph 7 above), including, but not limited to, fixtures, equipment and appurtenances thereto, any windows, plate glass, office doors, dock doors and ancillary equipment, all interior heating, ventilation and air conditioning equipment, office entries, interior walls and finish work, floors and floor coverings, water heaters, electrical systems and fixtures, sprinkler systems, dock bumpers, dock levelers, trailer lights and fans, shelters/seals and restraints, branch plumbing and fixtures, and pest extermination. In addition thereto, Tenant shall keep the Premises and the dock area servicing the Premises in a clean and sanitary condition, and shall keep the common parking areas, driveways and loading docks free of Tenant’s debris. Tenant shall not store materials, waste or pallets outside of the Premises, and shall timely arrange for the removal and/or disposal of all pallets, crates and refuge owned by Tenant which cannot be disposed of in the dumpster servicing the Property. If replacement of equipment, fixtures, and appurtenances thereto are necessary, then Tenant shall replace the same with equipment, fixtures and appurtenances of the same quality, and shall repair all damage done in or by such replacement.
     The service contract must include all services suggested by the equipment manufacturer in its operations/maintenance manual and an executed copy of such contract must be provided to Landlord prior to the date Tenant takes possession of the Premises. Landlord shall enter into a regularly scheduled preventative maintenance/service contract on items for and on behalf of Tenant. Such contract may include, without limitation, all services suggested or recommended by the equipment manufacturer in the operation and maintenance of such system. Tenant shall reimburse to Landlord, as Additional Rent, all of Landlord’s costs in connection with said contract, as well as Landlord’s actual costs of repair and maintenance of the HVAC system. All such contract and related costs shall be comparable to similar contracts and services in the market place.
     Upon the expiration or earlier termination of this Lease, Tenant shall return the Premises to Landlord in substantially the same condition as when received, reasonable wear and tear excepted. Tenant shall perform all repairs and maintenance in a good and workmanlike manner, using materials and labor of the same character, kind and quality as originally employed within the Property; and all such repairs and maintenance shall be in compliance with all governmental and quasi-governmental laws, ordinances and regulations, as well as all requirements of Landlord’s insurance carrier. In the event Tenant fails to properly perform any such repairs or maintenance within a reasonable period of time, Landlord shall have the option to perform such repairs on behalf of Tenant, in which event Tenant shall reimburse to Landlord, as Additional Rent, the costs thereof within thirty (30) days after receipt of Landlord’s invoice for same.
     9. ALTERATIONS. Tenant shall not make any alterations, additions or improvements to the Premises or Property (‘Alterations’) without the prior written consent of Landlord. Tenant shall have the right at any time during the Lease Term, without needing Landlord’s prior written consent, to make cosmetic, non-material and non-structural alterations to the Premises which cost shall not exceed Twenty Thousand Dollars ($20,000.00) in any one calendar year. Tenant shall make no Alterations to the Premises, including, without limitation any Alterations (i) which will adversely impact the Building’s mechanical, electrical or heating, ventilation or air conditioning systems, or (ii) which will adversely impact the structure of the Building, or (iii) which are visible from the exterior of the Premises or (iv) which will result in the penetration or puncturing of the roof, without first obtaining Landlord’s prior written consent or approval to such Alterations (which consent or approval shall be in the Landlord’s sole and absolute discretion). Notwithstanding the aforesaid, Tenant, at Tenant’s sole cost and expense, may install such trade fixtures as Tenant may deem necessary, so long as such trade fixtures do not penetrate or disturb the structural integrity and support provided by the roof, exterior walls or subfloors. All such trade fixtures shall be constructed and/or installed by contractors approved by Landlord, in a good and workmanlike manner, and in compliance with all applicable governmental and quasi-governmental laws, ordinances and regulations, as well as all requirements of Landlord’s insurance carrier.
     Upon the expiration or earlier termination of this Lease, Tenant shall remove all trade fixtures and any other Alterations installed by Tenant within the Premises; and, upon such removal, Tenant shall restore the Premises to a condition substantially similar to that condition when received by Tenant. However, notwithstanding the aforesaid, upon Landlord’s written election, such Alterations shall revert to Landlord and shall remain within the Premises. In no event shall Landlord have any right to any of Tenant’s trade fixtures; and, except as otherwise set forth in this Lease, Tenant may remove such trade fixtures upon the termination of this Lease, provided Tenant repairs any damage caused by such removal. If Tenant does not timely remove such property, then Tenant shall be conclusively presumed to have, at Landlord’s election (i) conveyed such property to Landlord without compensation or (ii) abandoned such property, and Landlord may dispose of or store any part thereof in any manner at Tenant’s sole cost, without waiving Landlord’s right to claim from Tenant all expenses arising out of Tenant’s failure to remove the property, and without liability to Tenant or any other person. Landlord shall have no duty to be a bailee of any such personal property. If Landlord elects abandonment, Tenant shall pay to Landlord, upon demand, any expenses incurred for disposition.
     10. DESTRUCTION. If the Premises or the Property are damaged in whole or in part by casualty so as to render the Premises untenantable, and if the damages cannot be repaired as reasonably determined by Landlord within one hundred eighty (180) days from the date of said casualty, this Lease shall terminate as of the date of such casualty. If the damages can be repaired within said one hundred eighty (180) days, and Landlord does not elect within sixty (60) days after the date of such casualty to repair same, then either party may terminate this Lease by written notice served upon the other. In the event of any such termination, the parties shall have no further obligations to the other, except for those obligations accrued through the effective date of such termination; and, upon such termination, Tenant shall immediately surrender possession of the Premises to Landlord. Should Landlord elect to make such repairs, this Lease shall remain in full force and effect, and Landlord shall proceed with all due diligence to repair and restore the Premises to a condition substantially similar to that condition which existed prior to such casualty. In the event the repair and restoration of the Premises extends beyond one hundred eighty (180) days after the date of such casualty due to causes beyond the control of Landlord, this Lease shall remain in full force and effect, and Landlord shall not be liable therefor, but Landlord shall continue to complete such repairs and restoration with all due diligence. Landlord and Tenant acknowledge and agree that Rent shall abate during the period the Premises is untenantable due to a casualty loss under this Paragraph 10. In the event only a portion of the Premises are untenantable, Tenant’s Rent shall be equitably abated in proportion to that portion of the Premises which are so unfit. However, there shall be no Rent abatement if said damage is due to the fault or negligence of Tenant or Tenant’s agents, employees or invitees. Tenant hereby waives the provisions of California Civil Code

Section 1932(2) and Section 1933(4) which permit termination of a lease upon destruction of the leased premises, and the provisions of any similar law now or hereinafter in effect, and the provisions of this Paragraph 10 shall govern exclusively in case of such destruction.
     11. INSPECTION. Upon prior written notice to Tenant (except in the event of an emergency when no such notice shall be necessary). Landlord shall have the right to enter and inspect the Premises at any reasonable time for the purpose of ascertaining the condition of the Premises, or in order to make such repairs as may be required or permitted to be made by Landlord under the terms of this Lease; provided, however, Landlord shall use reasonable efforts to minimize any disruption to Tenant’s business in the Premises during such entry by Landlord. Tenant shall have the duty to periodically inspect the Premises and notify Landlord should Tenant observe a need for repairs or maintenance of any obligation to be performed by Landlord under this Lease. Upon receipt of Tenant’s notice, Landlord shall have a commercially reasonable period of time to make such repairs or maintenance. In addition thereto, during the last six (6) months of the Lease Term, Landlord shall have the right to enter the Premises at any reasonable time for the purpose of showing the Premises to prospective third-party tenants; and, during said six (6) months, Landlord shall have the right to erect on the Property and/or Premises suitable signs indicating that the Premises are available for lease.
     Tenant shall give Landlord thirty (30) days written notice prior to Tenant vacating the Premises, for the purpose of arranging a joint inspection of the Premises with respect to any obligation to be performed therein by Tenant, including, without limitation, the necessity of any repair or restoration of the Premises. In the event Tenant fails to notify Landlord of such inspection, Landlord’s inspection after Tenant vacates shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.
     12. SIGNS. Tenant shall not place or permit any signs, lights, awnings or poles in or about the Premises or the Property, other than the standard building signage as per Landlord specifications, without the prior written consent of Landlord; nor shall Tenant change the uniform architecture, paint, landscape, or otherwise alter or modify the exterior of the Property without the prior written consent of Landlord.
     13. ASSIGNMENT AND SUBLETTING.
     (a) Tenant shall not directly or indirectly, by operation of law or otherwise, assign, sublet, mortgage, hypothecate or otherwise encumber all or any portion of its interest in this Lease or in the Premises or grant any license in any person other than Tenant or its employees to use or occupy the Premises or any part thereof without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Any such attempted assignment, subletting, license, mortgage, hypothecation, other encumbrance or other use or occupancy without the consent of Landlord shall be null and void and of no effect. Any mortgage, hypothecation or encumbrance of all or any portion of Tenant’s interest in this Lease or in the Premises and any grant of a license or sufferance of any person other than Tenant or its employees to use or occupy the Premises or any part thereof shall be deemed to be an ‘assignment’ of this Lease. In addition, as used in this Paragraph 13, the term ‘Tenant’ shall also mean any entity that has guaranteed Tenant’s obligations under this Lease, and the restrictions applicable to Tenant contained herein shall also be applicable to such guarantor. Provided no event of monetary default has occurred and is continuing under this Lease, upon thirty (30) days prior written notice to Landlord, Tenant may, without Landlord’s prior written consent, assign this Lease to an entity into which Tenant is merged or consolidated or to an entity to which substantially all of Tenant’s assets are transferred or to an entity controlled by or is commonly controlled with Tenant, provided (i) such merger, consolidation, or transfer of assets is for a good business purpose and not principally for the purpose of transferring Tenant’s leasehold estate, and (ii) the assignee or successor entity has a tangible net worth, calculated in accordance with generally accepted accounting principles (and evidenced by financial statements in form reasonably satisfactory to Landlord) at least equal to the tangible net worth of Tenant immediately prior to such merger, consolidation, or transfer. The term ‘controlled by’ or ‘commonly controlled with’ shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such controlled person or entity; the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, at least fifty-one percent (51%) of the voting interest in, any person or entity shall be presumed to constitute such control.
     (b) No permitted assignment or subletting shall relieve Tenant of its obligation to pay the Rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any subletting or assignment. Consent by Landlord to one subletting or assignment shall not be deemed to constitute a consent to any other or subsequent attempted subletting or assignment. If Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord all pertinent information relating to the proposed assignee or sublessee, all pertinent information relating to the proposed assignment or sublease, and all such financial information as Landlord may reasonably request concerning the proposed assignee or subtenant. Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease.
     (c) At any time within thirty (30) days after Landlord’s receipt of the information specified in subparagraph (b) above, Landlord may by written notice to Tenant elect to terminate this Lease as to the portion of the Premises so proposed to be subleased or assigned (which may include all of the Premises), with a proportionate abatement in the Rent payable hereunder.
     (d) Tenant acknowledges that it shall be reasonable for Landlord to withhold its consent to a proposed assignment or sublease in any of the following instances:
     (i) The assignee or sublessee is not, in Landlord’s reasonable opinion, sufficiently creditworthy to perform the obligations such assignee or sublessee will have under this Lease;
     (ii) The intended use of the Premises by the assignee or sublessee is not the same as set forth in this Lease or otherwise reasonably satisfactory to Landlord;
     (iii) The intended use of the Premises by the assignee or sublessee would materially increase the pedestrian or vehicular traffic to the Premises or the Property;
     (iv) Occupancy of the Premises by the assignee or sublessee would, in the good faith judgment of Landlord, violate any agreement binding upon Landlord, or the Property with regard to the identity of tenants, usage in the Property, or similar matters;
     (v) The assignee or sublessee is then actively negotiating with Landlord or has negotiated with Landlord within the previous six (6) months, or is a current tenant or subtenant within the Premises or Property;
     (vi) The identity or business reputation of the assignee or sublessee will, in the good faith judgment of Landlord, tend to damage the goodwill or reputation of the Premises or Property; or
     (vii) In the case of a sublease, the subtenant has not acknowledged that the Lease controls over any inconsistent provision in the sublease.
The foregoing criteria shall not exclude any other reasonable basis for Landlord to refuse its consent to such assignment or sublease. Tenant acknowledges and agrees that the restrictions, conditions and limitations imposed by this Paragraph 13 on Tenant’s ability to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or use the Premises or any portion thereof, are, for the purposes of California Civil Code Section 1951.4, as amended from time to time, and for all other purposes, reasonable at the time that the Lease was entered into, and shall be deemed to be reasonable at the time that Tenant seeks to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or use the Premises or any portion thereof; and Tenant’s sole remedy in the event Landlord unreasonably withholds its consent to an assignment, sublet or transfer in violation of Tenant’s rights under the Lease shall be injunctive relief and Tenant hereby expressly waives California Civil Code Sections 1995.310, which permits all remedies provided by law for breach of contract, including the right to contract damages and the right to terminate the Lease in the event the Landlord unreasonably withholds consent to a transfer in violation of Tenant’s rights under the Lease, and any similar or successor statute or law in effect or any amendment thereof during the Term.

     (e) Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times during the Initial Term and any subsequent renewals or extensions remain fully responsible and liable for the payment of the Rent and for compliance with all of Tenant’s other obligations under this Lease. In the event that the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment, plus any bonus or other consideration therefor or incident thereto) exceeds the Rent payable under this Lease, then Tenant, after the recovery of all reasonable expenses associated with the sublease, including tenant improvement costs, architectural fees, commissions, and any other reasonable concessions provided, shall be bound and obligated to pay Landlord, as additional rent hereunder, one-half of all such excess Rent and other excess consideration within ten (10) days following receipt thereof by Tenant.
     (f) If this Lease is assigned or if the Premises is subleased (whether in whole or in part), or in the event of the mortgage, pledge, or hypothecation of Tenant’s leasehold interest, or grant of any concession or license within the Premises, or if the Premises are occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect Rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next Rent payable hereunder; and all such Rent collected by Tenant shall be held in deposit for Landlord and immediately forwarded to Landlord. No such transaction or collection of Rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.
     (g) Should Tenant request of Landlord the right to assign or sublet its rights under this Lease, Landlord shall charge Tenant and Tenant shall pay to Landlord the actual cost of Landlord’s legal fees up to a maximum amount of One Thousand and No/100 Dollars ($1,000.00).
     14. DEFAULT. This Lease and Tenant’s right to possession of the Premises is made subject to and condition upon Tenant performing all of the covenants and obligations to be performed by Tenant hereunder, at the times and pursuant to terms and conditions set forth herein. If Tenant (i) fails to pay any Rent or other charge when the same is due and such monetary default continues to exist in full or part at the expiration of five (5) days after written notice is given by Landlord to Tenant; provided, however, Landlord shall only be obligated to provide such written notice to Tenant two (2) times within any calendar year and in the event Tenant fails to timely pay Rent or any other sums for a third time during any calendar year, then Tenant shall be in default for such late payment and Landlord shall have no obligation or duty to provide notice of such non-payment to Tenant prior to declaring an event of default under this Lease, (ii) fails to comply with or observe any other provision of this Lease and such failure shall continue for thirty (30) days after written notice to Tenant except that if such failure can not reasonably be cured within such 30 day period, Tenant shall be afforded such additional cure period as shall be reasonably necessary to effect cure (provided that Tenant is acting in good faith and with constant diligence to cure such failure); (iii) makes an assignment for the benefit of creditors, (iv) vacates or abandons the Premises for more than thirty (30) days, (v) files or has filed against it a petition in bankruptcy, (vi) has a receiver, trustee or liquidator appointed over a substantial portion of its property, or (vii) is adjudicated insolvent (each of the foregoing each being referred to hereafter as a ‘Default’), then Tenant shall be in default under this Lease. In the event of a Default under this Lease by Tenant, Landlord may either (a) terminate this Lease, or (b) terminate Tenant’s right of possession to the Premises without terminating this Lease. In either event, Landlord shall have the right to dispossess Tenant, or any other person in occupancy, together with their property, and re-enter the Premises. Upon such re-entry, Tenant shall be liable for all expenses incurred by Landlord in recovering the Premises, including, without limitation, clean-up costs, legal fees, removal, storage or disposal of Tenant’s property, and restoration costs. Tenant agrees that any notice given by Landlord pursuant to this Paragraph 14 shall satisfy the requirements for notice under California Code of Civil Procedure Section 1161, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.
     All rights, powers and remedies of Landlord hereunder and under any other agreement now or hereafter in force between Landlord and Tenant shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Landlord at law or in equity. The exercise of any one or more of such rights or remedies shall not impair Landlord’s right to exercise any other right or remedy, including, without limitation, any and all rights and remedies of Landlord under California Civil Code Section 1951.8, California Code of Civil Procedure Section 1161 et seq., or any similar, successor or related provision of law.

     In the event Landlord elects to terminate this Lease, all Rent through the effective date of termination shall immediately become due, together with any late fees payable to Landlord and the aforesaid expenses incurred by Landlord to recover possession, plus an amount equal to all tenant concessions granted to Tenant including, but not limited to, free or reduced rent, all tenant finish constructed within the Premises, or any contribution paid to Tenant in lieu thereof.
     In the event Landlord elects not to terminate this Lease, but only to terminate Tenant’s right of possession to the Premises, Landlord may re-enter the Premises without process of law if Tenant has vacated the Premises or, if Tenant has not vacated the Premises by an action for ejection, unlawful detainer, or other process of law. No such dispossession of Tenant or re-entry by Landlord shall constitute or be construed as an election by Landlord to terminate this Lease, unless Landlord delivers written notice to Tenant specifically terminating this Lease. Upon Landlord recovering possession, Landlord shall use reasonable efforts to mitigate its damages and relet the Premises upon terms and conditions satisfactory to Landlord; however, Landlord shall have no duty to prioritize the reletting of the Premises over the leasing of other vacant space within the Property. Tenant shall remain liable for all past due Rent and late fees, plus the aforesaid expenses incurred by Landlord to recover possession of the Premises. In addition, Tenant shall be liable for all Rent thereafter accruing under this Lease, payable at Landlord’s election: (a) monthly as such Rent accrues, in an amount equal to the Rent payable under this Lease less the rent (if any) collected from any reletting, or (b) in a lump sum within thirty (30) days after Landlord repossesses the Premises, in an amount equal to the total Rent payable under this Lease for the unexpired term, discounted at the rate of six percent (6%), per annum. In the event the Premises are relet, Tenant shall also be liable for all costs of reletting, including, without limitation, any brokers fees, legal fees, and/or tenant finish required to be paid in connection with any reletting. Should the Rents received from such reletting, when applied in the manner and order indicated above, at any time be less than the total amount owing from Tenant pursuant to this Lease, then Tenant shall pay such deficiency to Landlord, and if Tenant does not pay such deficiency within 5 days of its receipt of written notice, Landlord may bring an action against Tenant for recovery of such deficiency or pursue its other remedies hereunder or under California Civil Code Section 1951.8, California Code of Civil Procedure Section 1161 et seq., or any similar, successor or related provision of applicable Laws.
     No payment of money by Tenant after the termination of this Lease, service of any notice, commencement of any suit, or after final judgment for possession of the Premises, shall reinstate this Lease or affect any such notice, demand or suit, or imply consent for any action for which Landlord’s consent is required. Tenant shall pay all costs and attorney’s fees incurred by Landlord from enforcing the covenants of this Lease. Should Landlord elect not to exercise its rights in the event of a Default, it shall not be deemed a waiver of such rights as to subsequent Defaults.
     Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other pertinent present or future Law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any Default of Tenant hereunder.
     In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the following remedies:
     (a) the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s Default and abandonment and recover Rent as it becomes due, provided Tenant has the right to sublet or assign, subject only to reasonable limitations). In addition, Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises. For purposes of hereof, the following acts by Landlord will not constitute the termination of Tenant’s right to possession of the Premises:
     (i) acts of maintenance or preservation or efforts to relet the Premises, including, but not limited to, alterations, remodeling, redecorating, repairs, replacements and/or painting as Landlord shall consider advisable for the purpose of reletting the Premises or any part thereof, or
     (ii) The appointment of a receiver upon the initiative of Landlord to protect Landlord’s interest under this Lease or in the Premises; and
     (b) if Landlord elects to terminate this Lease, Landlord shall be entitled to recover from Tenant the following, as provided in Section 1951.2 of the California Civil Code:

     (i) The worth at the time of award of the unpaid rent and charges equivalent to rent earned as of the date of the termination hereof;
     (ii) The worth at the time of award of the amount by which the unpaid rent and charges equivalent to rent which would have been earned after the date of termination hereof until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided;
     (iii) The worth at the time of award of the amount by which the unpaid rent and charges equivalent to rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided;
     (iv) Any other amount necessary to compensate Landlord for the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom; and
     (v) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable Laws.
For the purposes hereof, the “time of award” shall mean the date upon which the judgment in any action brought by Landlord against Tenant by reason of such default is entered or such earlier date as the court may determine; the “worth at the time of award” of the amounts shall be computed by allowing interest at the lesser of the twelve percent (12%) or the maximum rate permitted by applicable Laws; and the “worth at the time of award” of the amount referred shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1% per annum. Tenant agrees that such charges shall be recoverable by Landlord under California Code of Civil Procedure Section 1174(b) or any similar, successor or related provision of applicable Laws. Further, Tenant hereby waives the provisions of California Code of Civil Procedure Section 1174(c) and California Civil Code Section 1951.7 or any other similar, successor or related provision of applicable Laws providing for Tenant’s right to satisfy any judgment in order to prevent a forfeiture of this Lease or requiring Landlord to deliver written notice to Tenant of any reletting of the Premises. No acts or efforts of Landlord to mitigate damages caused by Tenant’s breach or default shall be construed to operate or waive or reduce any damages or other sums recoverable by Landlord hereunder
     15. HOLDOVER. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord, without demand, in as good condition as when delivered to Tenant, reasonable wear and tear excepted. If Tenant shall remain in possession of the Premises after the termination of this Lease, and hold over for any reason, Tenant shall be deemed guilty of unlawful detainer; or, at Landlord’s election, Tenant shall be deemed a holdover tenant and shall pay to Landlord monthly Rent equal to one hundred fifty percent (150%) of the total Rent payable hereunder during the last month prior to any such holdover. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over. Should any of Tenant’s property remain within the Premises after the termination of this Lease, it shall be deemed abandoned, and Landlord shall have the right to store or dispose of it at Tenant’s cost and expense.
     16. RIGHT TO CURE TENANT’S DEFAULT. In the event Tenant is in Default under any provision of this Lease, other than for the payment of Rent, and Tenant has not cured same within ten (10) days after receipt of Landlord’s written notice, Landlord may cure such Default on behalf of Tenant, at Tenant’s expense. Landlord may also perform any obligation of Tenant, without notice to Tenant, should Landlord deem the performance of same to be an emergency. Any monies expended by Landlord to cure any such Default(s), or resolve any deemed emergency shall be payable by Tenant as Additional Rent. If Landlord incurs any expense, including reasonable attorney’s fees, in prosecuting and/or defending any action or proceeding by reason of any emergency or Default, Tenant shall reimburse Landlord for same, as Additional Rent, with interest thereon at twelve percent (12%) annually from the date such payment is due Landlord.
     17. HOLD HARMLESS. Except to the extent attributable to the negligence or willful misconduct of Landlord, Landlord shall not be liable to Tenant for any damages to the Premises or the Property, nor for any damages to Tenant on or about the Property, nor for any other damages arising from the action of Landlord, Tenant, co-tenants or other occupants of the Property; and Tenant hereby releases, discharges and shall indemnify, hold harmless and defend Landlord, at Tenant’s sole cost and expense, from all losses, claims, liability, damages, and expenses (including reasonable attorney’s fees) due to any damage or injury to persons or property of the parties hereto or of third persons, caused by Tenant’s use or occupancy of the Premises, Tenant’s breach of any covenant under this Lease, or Tenant’s use of any equipment, facilities or property in, on, or adjacent to the Property. In the event any suit shall be instituted against Landlord by any third person for which Tenant is hereby indemnifying and holding Landlord harmless, Tenant shall defend such suit at Tenant’s sole cost and expense with counsel reasonably satisfactory to Landlord; or, in Landlord’s discretion, Landlord may elect to defend such suit, in which event Tenant shall pay Landlord, as Additional Rent, Landlord’s costs of such defense. This Paragraph shall survive the expiration or earlier termination of this Lease.
     18. CONDEMNATION. If the whole or any part of the Property or the Premises shall be taken in condemnation, or transferred by agreement in lieu of condemnation, either Tenant or Landlord may terminate this Lease by serving the other party with written notice of same, effective as of the taking date; provided in the case of termination by Tenant that at least 50% of the Premises is so taken and the remaining portion of the Premises is not adequate for the purpose set forth in Item 18 of the Basic Lease Provisions of this Lease. If neither Tenant nor Landlord elect to terminate this Lease as aforesaid, then this Lease shall terminate on the taking date only as to that portion of the Premises so taken, and the Rent and other charges payable by Tenant shall be reduced proportionally. Landlord shall be entitled to the entire condemnation award for all realty and improvements. Tenant shall only be entitled to an award for Tenant’s fixtures, personal property, and reasonable moving expenses, provided Tenant independently petitions the condemning authority for same. Notwithstanding the aforesaid, if any condemnation takes a portion of the parking area the result of which does not reduce the minimum required parking ratio below that established by local code os ordinance, this Lease shall continue in full force and effect without modification. The provisions of California Code of Civil Procedure Section 1265.130, which allows either party to petition the Superior Court to terminate the Lease in the event of a partial taking of the Premises or the Property or the parking areas for the Premises or the Property, and any other applicable law now or hereafter enacted, are hereby waived by Tenant
     19. INSURANCE. Landlord shall maintain in full force and effect policies of insurance covering the Property in an amount not less than one hundred percent (100%) of the Property’s “replacement cost”, as such term is deemed in the Replacement Cost Endorsement attached to such policy, insuring against physical loss or damage generally included in the classification of ‘all risk’ coverage. Except as set forth below, such insurance shall be for the sole benefit of Landlord, and under Landlord’s sole control.
     Tenant shall maintain in full force and effect throughout the term of this Lease policies providing ‘all risk’ insurance coverage protecting against physical damage (including, but not limited to, fire, lightning, extended coverage perils, vandalism, sprinkler leakage, water damage, collapse, and other special extended perils) to the extent of 100% of the replacement cost of Tenant’s property and improvements, as well as broad form comprehensive or commercial general liability insurance, in an occurrence form, insuring Landlord and Tenant jointly against any liability (including bodily injury, property damage and contractual liability) arising out of Tenant’s use or occupancy of the Premises, with a combined single limit of not less than 1,000,000 per occurrence and $2,000,000 in the aggregate, or for a greater amount as may be reasonably required by Landlord from time to time. All such policies shall be of a form and content satisfactory to Landlord; and Landlord, its Property Manager, and any Mortgagee, shall be named as an additional insured on all such policies. All policies shall be with companies licensed to do business in the State of California, with financial ratings not lower than VII in Best’s Insurance Guide (most current edition). Tenant shall furnish Landlord with certificates of all policies at least ten (10) days prior to occupancy; and, further, such policies shall provide that not less than thirty (30) days written notice be given to Landlord before any such policies are canceled or substantially changed to reduce the insurance provided thereby. All such policies shall be primary and non-contributing with or in excess of any insurance carried by Landlord. Tenant shall not do any act which may make void or voidable any insurance on the Premises or Property. In the event Tenant’s use of the Premises shall result in an increase in Landlord’s insurance premiums during the Term of this Lease and so long as Tenant is a holdover under this Lease, Tenant shall pay to Landlord upon demand, as Additional Rent, an amount equal to such increase in insurance.
     Landlord, Tenant, and all parties claiming under them, each mutually release and discharge each other from responsibility for that portion of any loss or damage paid or reimbursed by an insurer of Landlord or Tenant under any fire, extended coverage or other property insurance policy maintained by Tenant with respect to its Premises or by Landlord with respect to the Building or the Property (or which would have been paid had the insurance required to be maintained hereunder been in full force and effect), no matter how caused, including negligence, and each waives any right of recovery from the other including, but not limited to, claims for contribution or indemnity, which might otherwise exist on account thereof. Any fire, extended coverage or property insurance policy maintained by Tenant with respect to the Premises, or Landlord with respect to the Building or the Property, shall contain, in the case of Tenant’s policies, a waiver of subrogation provision or endorsement in favor of Landlord, and in the case of Landlord’s policies, a waiver of subrogation provision or endorsement in favor of Tenant, or, in the event that such insurers cannot or shall not include or attach such waiver of subrogation provision or endorsement, Tenant and Landlord shall obtain the approval and consent of their respective insurers, in writing, to the terms of this Lease. Tenant agrees to indemnify, protect, defend and hold harmless Landlord, and its agents, officers, employees and contractors from and against any claim, suit or cause of action asserted or brought by Tenant’s insurers for, on behalf of, or in the name of Tenant, including, but not limited to, claims for contribution, indemnity or subrogation, brought in contravention of this paragraph. The mutual releases, discharges and waivers contained in this provision shall apply EVEN IF THE LOSS OR DAMAGE TO WHICH THIS PROVISION APPLIES IS CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF LANDLORD OR TENANT.
     Landlord shall not be responsible for, and Tenant releases and discharges Landlord from, and Tenant further waives any right of recovery from Landlord for, any loss for or from business interruption or loss of use of the Premises suffered by Tenant in connection with Tenant’s use or occupancy of the Premises, EVEN IF SUCH LOSS IS CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF LANDLORD, except as to Landlord’s intentional willful misconduct.
     20. MORTGAGES. This Lease is subject and subordinated to any mortgages, deeds of trust or underlying leases, as well as to any extensions or modifications thereof (hereinafter collectively referred to as ‘Mortgages’), now of record or hereafter placed of record. In the event Landlord exercises its option to further subordinate this Lease, Tenant shall at the option of the holder of said Mortgage attorn to said holder. Any subordination shall be self-executing, but Tenant shall, at the written request of Landlord, execute such further assurances as Landlord deems desirable to confirm such subordination. In the event Tenant should fail or refuse to execute any instrument required under this Paragraph, within fifteen (15) days after Landlord’s request, Landlord shall be granted a limited power of attorney to execute such instrument in the name of Tenant. In the event any existing or future lender, holding a mortgage, deed of trust or other commercial paper, requires a modification of this Lease which does not increase Tenant’s Rent hereunder, or does not materially change any obligation of Tenant hereunder, Tenant agrees to execute appropriate instruments to reflect such modification, upon request by Landlord.
     21. LIENS. Tenant shall not mortgage or otherwise encumber or allow to be encumbered its interest herein without obtaining the prior written consent of Landlord. Should Tenant cause any mortgage, lien or other encumbrance (hereinafter singularly or collectively referred to as “Encumbrance”) to be filed, against the Premises or the Property, Tenant shall dismiss or bond against same within fifteen (15) days after the filing thereof. If Tenant fails to remove said Encumbrance within said fifteen (15) days, Landlord shall have the absolute right to remove said Encumbrance by whatever measures Landlord shall deem convenient including, without limitation, payment of such Encumbrance, in which event Tenant shall reimburse Landlord, as Additional Rent, all costs expended by Landlord, including reasonable attorneys fees, in removing said Encumbrance. Tenant shall indemnify Landlord and its agents, employees and contractors against any damages, losses or costs arising out of any such claim. Tenant’s indemnification of Landlord contained in this Paragraph shall survive the expiration or earlier termination of this Lease. All of the aforesaid rights of Landlord shall be in addition to any remedies which either Landlord or Tenant may have available to them at law or in equity.
     22. GOVERNMENT REGULATIONS. Tenant, at Tenant’s sole cost and expense, shall conform with all laws and requirements of any Municipal, State, or Federal, authorities now in force, or which may hereafter be in force, pertaining to the Premises, as well as any requirement of Landlord’s insurance carrier with respect to Tenant’s use of the Premises. The judgment of any court, or an admission of Tenant in any action or proceeding at law, whether Landlord be a party thereto or not, shall be conclusive of the fact as between Landlord and Tenant. Notwithstanding anything to the contrary contained in this Lease, Tenant is not liable or responsible (financially, legally or otherwise) for violations of, or non-compliance with, any of the laws and requirements, etc., previously identified in this Section 22 if such violation or non-compliance existed as of the Commencement Date.

     23. NOTICES. All notices which are required to be given hereunder shall be in writing, and delivered by either (a) United States registered or certified mail, or (b) an overnight commercial package courier/delivery service with a follow-up letter sent by United States mail; and such notices shall be sent postage prepaid, addressed to the parties hereto at their respective addresses set forth in Items 20 and 21 of the Basic Lease Provisions. Either party may designate a different address by giving notice to the other party of same at the address set forth above. Notices shall be deemed received on the date of the return receipt. If any such notices are refused, or if the party to whom any such notice is sent has relocated without leaving a forwarding address, then the notice shall be deemed received on the date the notice-receipt is returned stating that the same was refused or is undeliverable at such address.
     24. PARKING. Tenant shall be liable for all vehicles owned, rented or used by Tenant or Tenant’s agents, employees, contractors and invitees in or about the Property. Tenant shall not store any equipment, inventory or other property in any trucks, nor store any trucks on the parking lot of the Property. Notwithstanding the aforesaid, in the event the Premises have access to a loading dock which exclusively services the Premises, and no other space. In the event the Premises have access to a loading dock which does not exclusively service the Premises, Tenant shall not park its trucks in the dock area longer than the time it takes to reasonably load or unload its trucks. In no event shall Tenant park any vehicle in or about a loading dock which exclusively services another tenant within the Property, or in a thoroughfare, driveway, street, or other area not specifically designated for parking. Landlord reserves the right to establish uniform rules and regulations for the loading and unloading of trucks upon the Property, which rules may include the right to designate specific parking spaces for tenants’ use. Upon request by Landlord, Tenant shall move its trucks and vehicles if, in Landlord’s reasonable opinion, said vehicles are in violation of any of the above restrictions.
     25. OWNERSHIP.
     (a) In the event of a sale or conveyance by Landlord of the Building or the Property, Landlord shall be released from any and all liability under this Lease. If the Security Deposit has been made by Tenant prior to such sale or conveyance, Landlord shall transfer the Security Deposit to the purchaser, and upon delivery to Tenant of notice thereof, Landlord shall be discharged from any further liability in reference thereto.
     (b) Landlord shall not be in default of any obligation of Landlord hereunder unless Landlord fails to perform any of its obligations under this Lease within thirty (30) days after receipt of written notice of such failure from Tenant; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, Landlord shall not be in default if Landlord commences to cure such default within the thirty (30) day period and thereafter diligently prosecutes the same to completion. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.
     (c) Any liability of Landlord for a default by Landlord under this Lease, or a breach by Landlord of any of its obligations under the Lease, shall be limited solely to its interest in the Property, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord. Tenant’s sole and exclusive remedy for a default or breach of this Lease by Landlord shall be either (i) an action for damages, or (ii) an action for injunctive relief; Tenant hereby waiving and agreeing that Tenant shall have no offset rights or right to terminate this Lease on account of any breach or default by Landlord under this Lease. Under no circumstances whatsoever shall Landlord ever be liable for punitive, consequential or special damages under this Lease and Tenant waives any rights it may have to such damages under this Lease in the event of a breach or default by Landlord under this Lease.
     26. SECURITY DEPOSIT. Tenant has deposited with Landlord a Security Deposit as set forth in Item 15 of the Basic Lease Provisions, as security for the full and faithful performance of Tenant’s obligations under this Lease. The parties agree that, unless otherwise required by law, Landlord shall not be required to keep said Security Deposit separate from its general funds, nor pay any interest thereon to Tenant. Such Security Deposit shall not be construed as an advance Rent payment, or as a measure of Landlord’s damages in the event of a Default by Tenant. If Tenant should be placed in Default with respect to any provision of this Lease, Landlord may apply all or a portion of said Security Deposit for the payment of any sum in Default or for the payment of any amount which Landlord expends by reason of such Default. If any portion of said Security Deposit is so applied, Tenant shall deposit with Landlord, within five (5) days after receipt of Landlord’s written demand, an amount sufficient to restore said Security Deposit to its original amount. Upon the expiration or earlier termination of this Lease, Landlord shall return said Security Deposit to Tenant, provided Tenant has paid to Landlord all sums owing to Landlord under this Lease, and Tenant has returned the Premises to Landlord in as good order and satisfactory condition as when Tenant took possession.
     27. ESTOPPEL CERTIFICATES. Upon Landlord’s written request, Tenant shall execute and return to Landlord, within fifteen (15) days, a statement in writing certifying that this Lease is unmodified and in full force and effect, that Tenant has no defenses, offsets or counterclaims against its obligations to pay any Rent or to perform any other covenants under this Lease, that there are no uncured Defaults of Landlord or Tenant, and setting forth the dates to which the Rent and other charges have been paid, and any other information reasonably requested by Landlord. In the event Tenant fails to return such statement within said fifteen (15) days, setting forth the above or, alternatively, setting forth those lease modifications, defenses and/or uncured Defaults, Tenant shall be in default hereunder or, at Landlord’s election, it shall be deemed that Landlord’s statement is correct with respect to the information therein contained. Any such statement delivered pursuant to this Paragraph may be relied upon by any prospective purchaser, mortgagee, or assignee of any mortgagee of the Property.
     28. CONDITION OF PREMISES. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE, LANDLORD HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED PURPOSE OR USE, WHICH DISCLAIMER IS HEREBY ACKNOWLEDGED BY TENANT. THE TAKING OF POSSESSION BY TENANT SHALL BE CONCLUSIVE EVIDENCE THAT TENANT:
(i)	ACCEPTS THE PREMISES, THE BUILDING AND LEASEHOLD IMPROVEMENTS AS SUITABLE FOR THE PURPOSES FOR WHICH THE PREMISES WERE LEASED;

(ii)	ACCEPTS THE PREMISES AND PROPERTY AS BEING IN GOOD AND SATISFACTORY CONDITION;

(iii)	WAIVES ANY DEFECTS IN THE PREMISES AND ITS APPURTENANCES EXISTING NOW OR IN THE FUTURE, EXCEPT THAT TENANT’S TAKING OF POSSESSION SHALL NOT BE DEEMED TO WAIVE LANDLORD’S COMPLETION OF MINOR FINISH WORK ITEMS THAT DO NOT INTERFERE WITH TENANT’S OCCUPANCY OF THE PREMISES; AND

(iv)	WAIVES ALL CLAIMS BASED ON ANY IMPLIED WARRANTY OF SUITABILITY OR HABITABILITY.
Notwithstanding the foregoing provisions of this Paragraph 28, Landlord agrees that if Tenant notifies Landlord in writing within sixty (60) days following the Substantial Completion of the Tenant Improvements (the ‘60 Day Period’) of any material latent defects in the Premises discovered by Tenant (and not caused by Tenant, its employees, agents, contractors or business invitees), which materially affect the use, occupancy or aesthetic appearance of the Premises (‘Defects’), then Landlord, at its sole expense, shall repair such Defects within thirty (30) days after receipt of such notice from Tenant, provided that if more than thirty (30) days is needed to adequately repair such Defect, then as long as Landlord diligently proceeds with such repairs, Landlord shall have such additional time as is necessary to complete such repairs. Tenant covenants to Landlord that it shall notify Landlord promptly of Tenant’s or its agent’s, representative’s or contractor’s discovery of any Defects in the Premises, and hereby agrees that it will waive any and all claims for damages against Landlord due to such Defects if Tenant does not timely and within the 60 Day Period notify Landlord of the same. Nothing contained in this Paragraph 28 shall be construed to limit Landlord’s obligation to maintain the Property as set forth in Paragraph 7 hereof.
     29. Intentionally Deleted.

     30. PERSONAL PROPERTY TAXES. Tenant shall timely pay all taxes assessed against Tenant’s personal property and all improvements to the Premises in excess of Landlord’s standard installations. If said personal property and improvements are assessed with the property of Landlord, Tenant shall pay to Landlord an amount equal to Tenant’s share of such taxes, within ten (10) days after receipt of Landlord’s statement for same.
     31. BROKERAGE. Landlord and Tenant each warrant to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only those referred to in Items 23 and 24 of the Basic Lease Provisions (“Brokers”) and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Landlord and Tenant each hereby agree to indemnify, defend and hold the other harmless from and against all claims for any brokerage commissions, finders’ fees or similar payments by any persons other than those Brokers listed above and all costs, expenses and liabilities incurred in connection with such claims, including reasonable attorneys’ fees and costs.
     32. SEVERABILITY. In the event any provision of this Lease is invalid or unenforceable, the same shall not affect or impair the validity or enforceability of any other provision.
     33. HAZARDOUS MATERIALS. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Property by Tenant, its agents, employees, contractors, sublessees or invitees without the prior written consent of Landlord. Landlord shall be entitled to take into account such other factors or facts as Landlord may reasonably determine to be relevant to determining whether to grant or withhold consent to Tenant’s proposed activity with respect to Hazardous Material. In no event, however, shall Landlord be required to consent to the installation or use of any storage tanks on the Property. Tenant, at its sole cost and expense, shall remediate in a manner satisfactory to Landlord any Hazardous Materials released on or from the Property by Tenant, its agents, employees, contractors, subtenants or invitees. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant’s transportation, storage, use, generation, manufacture or release of Hazardous Materials on the Premises. As defined in any applicable laws, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom. As used in the Lease, the term “Hazardous Materials” means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of “hazardous substance”, “hazardous wastes,” “hazardous material”, or “toxic substances” now or subsequently regulated under any applicable federal, state or local laws or regulations, including without limitation petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Each of the covenants and agreements of Tenant set forth in this Paragraph shall survive the expiration or earlier termination of this Lease. Hazardous Materials shall include materials regulated under the California Health and Safety Code or the California Water.
     34. MISCELLANEOUS.
     (a) In addition to the terms and conditions set forth herein, Landlord and Tenant shall be bound by those certain Rules and Regulations, set forth on Exhibit D, attached hereto and made a part hereof.
     (b) All of the covenants of Tenant hereunder shall be deemed and construed to be “conditions” as well as ‘covenants’ as though both words were used in each separate instance.
     (c) This Lease shall not be recorded by Tenant without the prior written consent of Landlord.
     (d) The paragraph headings appearing in this Lease are inserted only as a matter of convenience, and in no way define or limit the scope of any paragraph.
     (e) Except with respect to Tenant’s obligation for the payment of Rent hereunder, in the event any obligation to be performed by either Landlord or Tenant is prevented or delayed due to labor disputes, acts of God, inability to obtain materials, government restrictions, casualty, or other causes beyond the control of the parties hereto, the party liable to perform such obligation shall be excused from performing same for a period of time equal to any aforesaid delay.
     (f) Submission of this Lease shall not be deemed to be an offer, or an acceptance, or a reservation of the Premises; and Landlord shall not be bound hereby until Landlord has delivered to Tenant a fully executed copy of this Lease, signed by both of the parties on the last page of this Lease in the spaces herein provided. Until such delivery, Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained herein to the contrary, Landlord may withhold possession of the Premises from Tenant until such time as Tenant has paid to Landlord the Security Deposit required by Paragraph 26 of this Lease, and the first month of Base Rent as set forth in Paragraph 4 of this Lease.
     (g) All of the terms of this Lease shall extend to and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.
     (h) This Lease and the parties’ respective rights hereunder shall be governed by the laws of the State of California. In the event of litigation, suit shall be brought in Alameda County, California. LANDLORD AND TENANT HEREBY WAIVE ANY AND ALL RIGHT TO A TRIAL BY JURY ON ANY ISSUE TO ENFORCE ANY TERM OR CONDITION OF THIS LEASE, OR WITH RESPECT TO LANDLORD’S RIGHT TO TERMINATE THIS LEASE, OR TERMINATE TENANT’S RIGHT OF POSSESSION. Tenant hereby agrees that this Lease constitutes a written consent to waiver of trial by jury pursuant to the provisions of California Code of Civil Procedure Section 631, and Tenant does hereby constitute and appoint Landlord its true and lawful attorney-in-fact, which appointment is coupled with an interest, and Tenant does hereby authorize and empower Landlord, in the name, place and stead of Tenant, to file this Lease with the clerk or judge of any court of competent jurisdiction as a statutory written consent to waiver of trial by jury.
     (i) In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs (including, without limitation, court costs and expert witness fees) incurred in such action. Such amounts shall be included in any judgment rendered in any such action or proceeding.
     (j) No waiver by Landlord of any provision of this Lease or of any breach by Tenant hereunder shall be deemed to be a waiver of any other provision hereof, or of any subsequent breach by Tenant. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval under this Lease shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act of Tenant. No act or thing done by Landlord or Landlord’s agents during the Lease Tenn shall be deemed an acceptance of a surrender of the Premises, unless in writing signed by Landlord. The delivery of the keys to any employee or agent of Landlord shall not operate as a termination of the Lease or a surrender of the Premises. The acceptance of any Rent by Landlord following a breach of this Lease by Tenant shall not constitute a waiver by Landlord of such breach or any other breach unless such waiver is expressly stated in a writing signed by Landlord.
     (k) Landlord shall be the sole determinant of the type and amount of any access control or courtesy guard services to be provided to the Property, if any. IN ALL EVENTS, LANDLORD SHALL NOT BE LIABLE TO TENANT, AND TENANT HEREBY WAIVES ANY CLAIM AGAINST LANDLORD, FOR (I) ANY UNAUTHORIZED OR CRIMINAL ENTRY OF THIRD PARTIES INTO THE PREMISES, THE BUILDING OR THE PROPERTY, (II) ANY DAMAGE TO PERSONS, OR (III) ANY LOSS OF PROPERTY IN AND ABOUT THE PREMISES, THE BUILDING OR THE PROPERTY, BY OR FROM ANY UNAUTHORIZED OR CRIMINAL ACTS OF THIRD PARTIES, REGARDLESS OF ANY ACTION, INACTION, FAILURE, BREAKDOWN, MALFUNCTION AND/OR INSUFFICIENCY OF THE ACCESS CONTROL OR COURTESY GUARD SERVICES PROVIDED BY LANDLORD.
     (l) Upon Tenant’s paying the Rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the term hereof without hindrance or ejection by any person lawfully claiming under Landlord, subject to the provisions of this Lease and to the provisions of any (i) covenants, conditions and restrictions, (ii) master lease, or (iii) Mortgages to which this Lease is subordinate or may be subordinated.

     (m) Time is of the essence of this Lease and each and all of its provisions.
     (n) If Tenant is a corporation, each individual executing this Lease on behalf of Tenant hereby covenants and warrants that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in the State, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so. If Tenant is a partnership or trust, each individual executing this Lease on behalf of Tenant hereby covenants and warrants that he is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with the terms of such entity’s partnership or trust agreement. Tenant shall provide Landlord on demand with such evidence of such authority as Landlord shall reasonably request, including, without limitation, resolutions, certificates and opinions of counsel.
     (o) If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay Rent and perform all other obligations hereunder shall be deemed to be joint and several, and all notices, payments and agreements given or made by, with or to any one of such individuals, corporations, partnerships or other business associations shall be deemed to have been given or made by, with or to all of them. In like manner, if Tenant shall be a partnership or other business association, the members of which are, by virtue of statute or federal law, subject to personal liability, then the liability of each such member shall be joint and several.
     (p) This Agreement is the result of arms-length negotiations between Landlord and Tenant and their respective attorneys. Accordingly, neither party shall be deemed to be the author of this Lease and this Lease shall not be construed against either party.
     (q) Upon Landlord’s written request but not more than one time in any calendar year, Tenant shall promptly furnish Landlord, from time to time, with the most current audited financial statements prepared in accordance with generally accepted accounting principles, certified by Tenant and an independent auditor to be true and correct, reflecting Tenant’s then current financial condition.
     (r) This Lease may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute but one and the same instrument.
     (s) By signing this Lease, Tenant represents that Tenant has read and understood the required disclosures, in any of Landlord set forth below:
     California law requires landlords to disclose to tenants the existence of certain Hazardous Materials. Accordingly, the existence of gasoline and other automotive fluids, maintenance fluids, copying fluids and other office supplies and equipment, certain construction and finish materials, tobacco smoke, cosmetics and other personal items, and asbestos-containing materials (“ACM”) must be disclosed. Gasoline and other automotive fluids will likely be found in the garage area of the Building. Cleaning, lubricating and hydraulic fluids used in the operation and maintenance of the Building will likely be found in the utility areas of the Building not generally accessible to Building occupants or the public. Many Building occupants will use copy machines and printers with associated fluids and toners, and pens, markers, inks, and office equipment that may contain Hazardous Materials. Certain adhesives, paints and other construction materials and finishes which will be used in portions of the Building may contain Hazardous Materials. Building occupants and other persons entering the Building from time-to-time may use or carry prescription and non-prescription drugs, perfumes, cosmetics and other toiletries, and foods and beverages, some of which may contain Hazardous Materials. Although Landlord is not aware of the presence of any ACM which would be cause for concern, ACM may be exposed in the course of remodeling.

     WHEREFORE, Landlord and Tenant have respectively executed this Lease the day and year first above written.

LANDLORD:		TENANT:

DCT-CA 2004 RN Portfolio L, LP		Shutterfly, Inc.

By:	DCT-CA 2004 RN Portfolio GP, LLC, a Delaware
limited liability company, its general partner

By:	Dividend Capital Operating Partnership LP,
a Delaware limited partnership, its sole member

By:	Dividend Capital Trust Inc.,
a Maryland corporation, its general partner

By:		By:

Daryl H. Mechem		Stephen E. Recht
Senior Vice President		Chief Financial Officer

Date:		Date:

Exhibit 10.05
EXHIBIT A
PREMISES

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Exhibit 10.05
EXHIBIT B
LEGAL DESCRIPTION OF PROPERTY
Group I
Site No. 15
NBU 020401527
3167 Corporate Place
THE LAND REFERRED TO HEREIN IS SITUATE IN THE CITY OF HAYWARD, COUNTY OF ALAMEDA, STATE OF CALIFORNIA, AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:
PARCEL 2, PARCEL MAP NO. 939, FILED JULY 13, 1972, IN BOOK 76 OF PARCEL MAPS, PAGE 10, ALAMEDA COUNTY RECORDS.
TOGETHER WITH:
ALL THAT CERTAIN REAL PROPERTY BEING A PORTION OF PARCEL 1 AS SHOWN ON “PARCEL MAP NO. 939”, WHICH MAP IS FILED IN BOOK 76 OF PARCEL MAPS, AT PAGE 10, ALAMEDA COUNTY RECORDS, SAID REAL PROPERTY BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:
BEGINNING AT THE CORNER COMMON TO PARCELS 1 AND 2 ON THE NORTHWESTERLY LINE OF CORPORATE PLACE, AS SHOWN ON THE ABOVE MENTIONED PARCEL MAP; THENCE FROM SAID POINT OF BEGINNING ALONG SAID NORTHERLY LINE, SOUTH 76° 38’ 05” WEST, 8.22 FEET; THENCE LEAVING THE LAST SAID LINE AND RUNNING ALONG A LINE PARALLEL TO AND 7.806 FEET SOUTHWESTERLY, AT RIGHT ANGLES, FROM THE DIVIDING LINE BETWEEN SAID PARCELS 1 AND 2, NORTH 31° 37’ 51” WEST, 205.78 FEET; THENCE LEAVING SAID PARALLEL LINE, NORTH 58° 22’ 09” EAST, 7.806 FEET TO SAID DIVIDING LINE; THENCE ALONG THE LAST SAID LINE, SOUTH 31° 3T 51” EAST, 208.356 FEET TO THE POINT OF BEGINNING.
SAID REAL PROPERTY IS THE SAME AS “LOT LINE ADJUSTMENT NO. 77-4” APPROVED BY THE CITY OF HAYWARD PLANNING COMMISSION ON SEPTEMBER 22, 1977.
ASSESSOR’S PARCEL NO. 461-0015-021-01

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Exhibit 10.05
EXHIBIT C
INTENTIONALLY DELETED

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Exhibit 10.05
EXHIBIT D
RULES AND REGULATIONS
     Tenant agrees to comply with the following rules and regulations, and any subsequent rules or regulations which Landlord may reasonably adopt or modify from time to time. Tenant shall be bound by such rules and regulations to the same extent as if such rules and regulations were covenants of this Lease; and any non-compliance thereof shall constitute grounds for Default under this Lease. Landlord shall not be liable for the non-observance of said rules and regulations by any other tenant.
     (1) Tenant shall not use any picture or likeness of the Property in any notices or advertisements, without Landlord’s prior written consent.
     (2) In the event Tenant requires any telegraph, telephone or satellite dish connections, Landlord shall have the right to prescribe additional rules and regulations regarding the same including, but not limited to, the size, manner, location and attachment of such equipment and connections.
     (3) No additional locks shall be placed upon any door of the Premises, and Tenant shall not permit any duplicate keys to be made, without the prior consent of Landlord. Upon the expiration or earlier termination of this Lease, Tenant shall surrender to Landlord all keys to the Premises and Property.
     (4) Tenant shall not install or operate any steam or internal combustion engine, boiler, machinery, or carry on any mechanical business within the Premises. Tenant shall not use any fuel source within the Premises other than the fuel source(s) provided by Landlord.
     (5) Tenant shall not permit within the Premises any animals other than service animals; nor shall Tenant create or allow any foul or noxious gas, noise, odors, sounds, and/or vibrations to emanate from the Premises, or create any interference with the operation of any equipment or radio or television broadcasting/reception from within or about the Property, which may obstruct or interfere with the rights of other tenant(s) in the Property.
     (6) All sidewalks, loading areas, stairways, doorways, corridors, and other common areas shall not be obstructed by Tenant or used for any purpose other than for ingress and egress. Landlord retains the right to control all public and other areas not specifically designated as the Premises, provided nothing herein shall be construed to prevent access to the Premises or the common areas of the Property by Tenant or Tenant’s invitees.
     (7) Tenant shall not install any window treatments other than existing treatments or otherwise obstruct the windows of the Premises without Landlord’s prior written consent.
     (8) After business hours, Tenant shall lock all doors and windows of the Premises which enter upon any common areas of the Property; and Tenant shall be liable for all damages sustained by Landlord or other tenants within the Property resulting from Tenant’s default or carelessness in this respect.
     (9) Any person(s) who shall be employed by Tenant for the purpose of cleaning the Premises shall be employed at Tenant’s cost. Tenant shall indemnify and hold Landlord harmless from all losses, claims, liability, damages, and expenses for any injury to person or damage to property of Tenant, or third persons, caused by Tenant’s cleaning contractor.
     (10) Tenant shall not canvass or solicit business, or allow any employee of Tenant to canvass or solicit business, from other tenants in the Property, unless the same is within the scope of Tenant’s normal business.
     (11) Landlord reserves the right to place into effect a “no smoking” policy within all or selected portions of the common areas of the Property, wherein Tenant, its agents, employees and invitees shall not be allowed to smoke. Tenant shall not be allowed to smoke in any common stairwells, elevators or bathrooms; nor shall Tenant dispose of any smoking material including, without limitation, matches, ashes and cigarette butts on the

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floors of the Property, about the grounds of the Property, or in any receptacle other than a specifically designated receptacle for smoking.

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Exhibit 10.05
EXHIBIT E
HVAC MAINTENANCE CONTRACT
Paragraph 8 of the Lease, captioned “TENANT REPAIRS AND MAINTENANCE,” is revised to include the following provisions:
Landlord agrees to enter into and maintain through the Term of the Lease, a regularly scheduled preventative maintenance/service contract for servicing all hot water, heating and air conditioning systems and equipment within the Premises. Landlord shall retain a qualified HVAC contractor to perform this work. A copy of the service contract must be provided to the Tenant within sixty (60) days upon occupancy of the Premises.
The service contract must become effective within thirty (30) days of Tenant’s occupancy, and service visits should be performed on a quarterly basis. Tenant agrees that Landlord may utilize Landlord’s HVAC contractor at the rate Landlord would pay for such contract at market rates. The following items would generally be covered in such contract:
1)	Adjust belt tension;

2)	Lubricate all moving parts, as necessary;

3)	Inspect and adjust all temperature and safety controls;

4)	Check refrigeration system for leaks and operation;’

5)	Check refrigeration system for moisture;

6)	Inspect compressor oil level and crank case heaters;

7)	Check head pressure, suction pressure and oil pressure;

8)	Inspect air filters and replace when necessary;

9)	Check space conditions;

10)	Check condensate drains and drain pans and clean, if necessary;

11)	Inspect and adjust all valves;

12)	Check and adjust dampers; and

13)	Run machine through complete cycle.

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Exhibit 10.05
EXHIBIT F
MOVE-OUT CONDITIONS
Notwithstanding anything to the contrary in this Lease, Tenant is obligated to check and address prior to move-out of the facility the following items. Landlord expects to receive the space in a well maintained condition, with normal wear and tear of certain areas acceptable. The following list is designed to assist Tenant in the move-out procedures but is not intended to be all inclusive.
1.	All lighting is to be placed into good working order. This includes replacement of bulbs, ballasts, and lenses as needed.

2.	All truck doors and dock levelers should be serviced and placed in good operating order. This would include the necessary replacement of any dented truck door panels and adjustment of door tension to insure proper operation. All door panels which are replaced need to be painted to match the building standard.

3.	All structural steel columns in the warehouse and office should be inspected for damage and Tenant shall be responsible for repairing any damage to such structural steel columns caused by or attributable to Tenant, its agents, employees or invitees. Repairs of this nature should be pre-approved by the Landlord prior to implementation.

4.	Heating/air-conditioning systems should be placed in good working order, including the necessary replacement of any parts to return the unit to a well maintained condition. This includes warehouse heaters and exhaust fans. Upon move-out, Landlord will have an exit inspection performed by a certified mechanical contractor to determine the condition.

5.	All holes in the sheetrock walls should be repaired prior to move-out.

6.	The carpets and vinyl tiles should be in a clean condition and should not have any holes or chips in them. Landlord will accept normal wear on these items provided they appear to be in a maintained condition.

7.	Facilities should be returned in a clean condition which would include cleaning of the coffee bar, restroom areas, windows, and other portions of the space.

8.	The warehouse should be in broom clean condition with all inventory and racking removed. There should be no protrusion of anchors from the warehouse floor and all holes should be appropriately patched. If machinery/equipment is removed, the electrical lines should be properly terminated at the nearest junction box.

9.	All exterior windows with cracks or breakage should be replaced.

10.	The Tenant shall provide to Landlord the keys for all locks on the Premises, including front doors, rear doors, and interior doors.

11.	Items that have been added by the Tenant and affixed to the Property (excluding personal property and equipment that are not fixtures) will remain the property of Landlord, unless agreed otherwise in this Lease. This would include but is not limited to mini-blinds, air conditioners, electrical, water heaters, cabinets, flooring, etc, normal wear and tear excepted. Except as otherwise set forth in this Lease, please note that if modifications have been made to the space, such as the addition of office areas, Landlord retains the right to have the Tenant remove these at Tenant’s expense.

12.	All electrical systems should be left in a safe condition that conforms to code. Bare wires and dangerous installations should be corrected prior to move-out.

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13.	All plumbing fixtures should be in good working order, including the water heater. Faucets and toilets should not leak.

14.	All dock bumpers must be left in place and well secured.
Notwithstanding the foregoing and except as otherwise set forth in this Lease, Tenant agrees to surrender the Premises to Landlord in substantially the same condition as exists at the time that Tenant occupies the Premises and opens for business.

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Exhibit 10.05
EXHIBIT G
RENEWAL OPTION
     (a) Provided that as of the time of the giving of the Extension Notice and the Commencement Date of the Extension Term, (i) Tenant is the Tenant originally named herein, (ii) Tenant actually occupies all of the Premises initially demised under this Lease and any space added to the Premises, and (iii) no Event of Default exists or would exist but for the passage of time or the giving of notice, or both; then Tenant shall have the right to extend the Lease Term for an additional term of one (1) year (such additional term is hereinafter called the “Extension Term”) commencing on the day following the expiration of the Lease Term (hereinafter referred to as the “Commencement Date of the Extension Term”). Tenant shall give Landlord notice (hereinafter called the “Extension Notice”) of its election to extend the term of the Lease Term at least three (3) months prior to the scheduled expiration date of the Lease Term.
     (b) The Base Rent payable by Tenant to Landlord during the Extension Term shall be the greater of (i) the Base Rent applicable to the last year of the initial Lease Term and (ii) the then prevailing market rate for comparable space in the Property and comparable buildings in the vicinity of the Property taking into account the size of the Lease, the length of the renewal term, market escalations and the credit of Tenant. The Base Rent shall not be-reduced by reason of any costs or expenses saved by Landlord by reason of Landlord’s not having to find a new tenant for such premises (including, without limitation, brokerage commissions, costs of improvements, rent concessions or lost rental income during any vacancy period). In the event Landlord and Tenant fail to reach an agreement on such rental rate and execute the Amendment (defined below) at least two (2) months prior to the expiration of the Lease Term, then Tenant’s exercise of this renewal option shall be deemed withdrawn and the Lease shall terminate on its original expiration date.
     (c) The determination of Base Rent does not reduce the Tenant’s obligation to pay or reimburse Landlord for Additional Rent and other reimbursable items as set forth in the Lease, and Tenant shall reimburse and pay Landlord as set forth in the Lease with respect to such Additional Rent and other items with respect to the Premises during the Extension Term without regard to any cap on such expenses set forth in the Lease.
     (d) Except for the Base Rent as determined above, Tenant’s occupancy of the Premises during the Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial Lease Term; provided, however, Tenant shall have no further right to any allowances, credits or abatements or any options to expand, contract, terminate, renew or extend the Lease.
     (e) If Tenant does not give the Extension Notice within the period set forth in Paragraph (a) above, Tenant’s right to extend the Lease Term shall automatically terminate. Time is of the essence as to the giving of the Extension Notice.
     (f) Landlord shall have no obligation to refurbish or otherwise improve the Premises for the Extension Term. The Premises shall be tendered on the Commencement Date of the Extension Term in ‘as-is’ condition.
     (g) If the Lease is extended for the Extension Term, then Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension of the Lease Term and the other provisions applicable thereto (the “Amendment”).
     (h) If Tenant exercises its right to extend the term of the Lease for the Extension Term pursuant to this Addendum, the term “Lease Term” as used in the Lease, shall be construed to include, when practicable, the Extension Term except as provided in Paragraph (d) above.

G-1

Exhibit 10.05
     EXHIBIT A

AMENDMENT
TO
AGREEMENT OF LEASE
     This Amendment to Agreement of Lease (the “Amendment”) is entered into as of May ___, 2006 (the “Effective Date”) by and between DCT-CA 2004 RN Portfolio L, LP, a Delaware limited partnership, (“Landlord”), and Shutterfly, Inc., a Delaware corporation (“Tenant”), and amends that certain Agreement of Lease dated August 1,2005 between Landlord and Tenant (the “Lease”).
     Each term not otherwise defined herein shall have the meaning ascribed to it in the Lease.
     WHEREAS, the Lease currently provides for the lease of the Premises located at 3157 Corporate Avenue, Hayward, California and described on Exhibit A to the Lease — “Suite 3157”.
     WHEREAS, Tenant desires to lease additional property located at 3167 Corporate Avenue, Hayward, California, as described on Exhibit A to this Amendment “Suite 3167”).
     WHEREAS, the parties desire to extend the Lease Term as it relates to Suite 3157, so that the Expiration Date of the Lease Term for both Suite 3157 and Suite 3167 are co-terminus.
     NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:
1. Premises. The Premises under the Lease, as amended by this Amendment, include both Suite 3157 and Suite 3167, and therefore, consist of a total square footage of approximately 25,206 rentable square feet, as more fully described on Exhibit A attached hereto and made a part hereof.
2. Term.
     a. Suite 3167: The Lease Term for Suite 3167 shall commence upon full execution and delivery of this Amendment and continue through and include September 30, 2007 (“Suite 3167 Lease Term”). Landlord shall deliver Suite 3167 to Tenant for Tenant’s access to perform Tenant’s work in preparation for use and occupancy. Tenant shall not use the Premises prior to August 1, 2006 for the purpose of conducting its normal business operations. The base Rental Rate schedule below shall commence August 1, 2006.
     b. Suite 3157: The-Lease Term for Suite 3157, as amended by this Amendment, shall be extended for a period of twelve (12) months commencing October 1, 2006 and continuing through and including September 30, 2007.
3. Rental Rate.
     a. Suite 3167: $.62 NNN per month, commencing on August 1, 2006.
     b. Suite 3157: $.60 NNN per month for Suite 3157 through September 30, 2006, then adjusting to $.62 NNN through September 30, 2007.
4. Option to Extend.

     a. Provided that as of the time of the giving of the Extension Notice and the Commencement Date of the Extension Term, (i) Tenant is the Tenant originally named herein, (ii) Tenant actually occupies all of the Premises initially demised under this Lease and any space added to the Premises, and (iii) no Event of Default exists or would exist but for the passage of time or the giving of notice, or both; then Tenant shall have the right to extend the Lease Term for one (1) additional term of five (5) years (such additional term is hereinafter called the “Extension Term”) commencing on October 1, 2007 (hereinafter referred to as the “Commencement Date of the Extension Term”). Tenant shall give Landlord notice (hereinafter called the “Extension Notice”) of its election to extend the term of the Lease Term no later than April 1, 2007.
     b. The Base Rent payable by Tenant to Landlord during the Extension Term shall be the greater of (i) the Base Rent in effect as of the expiration of September 30, 2007, or (ii) 95% of the then prevailing market rate for comparable space in the Property and comparable buildings in the vicinity of the Property taking into account the size of the Lease, the length of the renewal term, market escalations and the credit of Tenant. The Base Rent shall not be reduced by reason of any costs or expenses saved by Landlord by reason of Landlord’s not having to find a new tenant for such premises (including, without limitation, brokerage commissions, costs of improvements, rent concessions or lost rental income during any vacancy period). In the event Landlord and Tenant fail to reach an agreement on such rental rate and execute the Amendment (defined below) by June 1, 2007, then Tenant’s exercise of this renewal option shall be deemed withdrawn and the Lease shall terminate on its original expiration date.
     c. The determination of Base Rent does not reduce the Tenant’s obligation to pay or reimburse Landlord for Additional Rent and other reimbursable items as set forth in the Lease, and Tenant shall reimburse and pay Landlord as set forth in the Lease with respect to such Additional Rent and other items with respect to the Premises during the Extension Term without regard to any cap on such expenses set forth in the Lease.
     d. Except for the Base Rent as determined above, Tenant’s occupancy of the Premises during the Extension Term shall be on the same terms and conditions as are in effect on September 30, 2007; provided, however, Tenant shall have no further right to any allowances, credits or abatements or any options to expand, contract, terminate, renew or extend the Lease.
     e. If Tenant does not give the Extension Notice within the period set forth in Paragraph (a) above, Tenant’s right to extend the Lease Term shall automatically terminate. Time is of the essence as to the giving of the Extension Notice.
     f. Landlord shall have no obligation to refurbish or otherwise improve the Premises for the Extension Term. The Premises shall be tendered on the Commencement Date of the Extension Term in “as-is” condition.
     g. If the Lease is extended for the Extension Term, then Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension of the Lease Term and the other provisions applicable thereto (the “Amendment”).

     h. If Tenant exercises its right to extend the term of the Lease for the Extension Term hereunder, the term “Lease Term” as used in the Lease, shall be construed to include, when practicable, the Extension Term except as provided in Paragraph (d) above.
5. Improvements. All existing systems and attributes with respect to Suite 3167 will be delivered by Landlord on August 1, 2006 in good, clean, and fully operational condition, including, but not limited to carpet, paint, lighting (warehouse and office), rolling and man doors, electrical, plumbing, roof membrane, exterior glass, windows and window coverings, sprinkler systems, required fire extinguishers, and janitorial.
6. A First Right of Refusal. Tenant shall be provided a first right of refusal on any immediate adjacent contiguous space subject to any existing tenant agreements. Tenant shall have five (5) business days to respond upon receipt of notice under this first right of refusal.
     a. “Offered Space” shall mean any immediate adjacent contiguous space to Suite 3167 or Suite 3157.
     b. Provided that as of the date of the giving of the Offer Notice, (x) Tenant is the Tenant originally named herein, (y) Tenant actually occupies all of the Premises originally demised under this Lease and any premises added to the Premises, and (z) no event of default or event which but for the passage of time or the giving of notice, or both, would constitute an event of default has occurred and is continuing, if at any time during the Lease Term any portion of the Offered Space is vacant and unencumbered by any rights of any third party, and such Offered Space is vacant, and if Landlord intends to enter into a lease (the “Proposed Lease”) for all or a portion of the Offered Space with anyone (a “Proposed Tenant”) other than the tenant then occupying such space (or its affiliates, subtenants or assignees), then Landlord shall first offer to Tenant the right to lease such Offered Space upon all the terms and conditions of the Proposed Lease for the Offered Space. Notwithstanding anything to the contrary in the Lease, the right of first refusal granted to Tenant hereunder shall be subject and subordinate to (i) the rights of all tenants at the Property under existing leases, and (ii) the herein reserved right of Landlord to renew or extend the term of any lease with the tenant then occupying such space (or any of its affiliates, subtenants or assignees), whether pursuant to a renewal or extension option in such lease or otherwise.
     c. Such offer shall be made by Landlord to Tenant in a written notice (hereinafter called the “Offer Notice”) which offer shall designate the space being offered and shall specify the terms for such Offered Space which shall be the same as those set forth in the Proposed Lease. Tenant may accept the offer set forth in the Offer Notice by delivering to Landlord an unconditional acceptance (hereinafter called “Tenant’s Notice”) of such offer within five (5) business days after delivery by Landlord of the Offer Notice to Tenant. Time shall be of the essence with respect to the giving of Tenant’s Notice. If Tenant does not accept (or fails to timely accept) an offer made by Landlord pursuant to the provisions hereunder with respect to the Offered Space designated in the Offer Notice and execute the Amendment (defined below) within thirty (30) days after the delivery of the Offer Notice, then Landlord shall be under no further obligation with respect to such space by reason of this Right of First Refusal as granted hereunder. In order to send the Offer Notice, Landlord does not need to have negotiated a complete lease with the Proposed Tenant but may merely have agreed upon the material economic terms for the Proposed Lease, and Tenant must make its decision with respect to the Offered Space as long as it has received a description of such material economic terms.
     d. Tenant must accept all Offered Space offered by Landlord at any one time if it desires to accept any of such Offered Space and may not exercise its right with respect to only part of such space. In addition, if Landlord desires to lease more than just the Offered Space to one tenant, Landlord may offer to Tenant pursuant to the terms hereof all such space which Landlord desires to lease, and Tenant must exercise its rights hereunder with respect to all such space and may not insist on receiving an offer for just the Offered Space.
     e. If Tenant at any time declines any Offered Space offered by Landlord, Tenant shall be deemed to have irrevocably waived all further rights hereunder, and Landlord shall be free to lease the Offered Space to the Proposed Tenant including on terms which may be less favorable to Landlord than those set forth in the Proposed Lease.
     f. In the event that Tenant exercises its rights to any Offered Space pursuant to this Right of First Refusal hereunder, then Landlord shall prepare, and Tenant shall execute, an amendment to the Lease which confirms such expansion of the Premises and the other provisions applicable thereto (the “Amendment”).
7. Terms of Lease Binding. All other terms of the Lease not otherwise amended by this Amendment are as set forth in the Lease and shall be binding on the parties.

Executed and agreed as of the Effective Date.

DCT-CA 2004 RN Portfolio L, LP,				Shutterfly, Inc.
a Delaware limited partnership

By:	DCT – CA 2004 RN Portfolio GP LLC,
	a Delaware limited liability company,			By:	/s/ Stephen E. Recht

its general partner
				Name:	Stephen E. Recht

	By:	Dividend Capital Operating
		Partnership LP,		Title:	Chief Financial Officer

a Delaware limited partnership,
its sole member

		By:	Dividend Capital Trust Inc.,
a Maryland corporation,
its general partner

By:	/s/ Daryl H. Mechem

Name: Daryl H. Mechem

Title: Managing Director

Exhibit 10.05
Exhibit A